UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2005

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5831 Cedar Lake Road
St. Louis Park, MN 55416

(Address of principal executive offices, including zip code)

(952) 525-2070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Compensation Arrangement with Steven J. Wagenheim

On March 15, 2005, the Compensation Committee of the Board of Directors authorized a three-year employment and compensation arrangement with Steven J. Wagenheim, our President and Chief Executive Officer.

The arrangement provides for a minimum base salary of $225,000, commencing January 1, 2005.  Base salary increases, if any, for 2006 and 2007 will be reviewed annually by the Committee, which will assess officer and company performance.

The arrangement establishes performance metrics for incentive cash compensation based on our annual business plan, whereby the amount of achievement against each objective will determine the level of incentive cash compensation for 2005.  Such metrics are divided into four categories:  (1) sales revenue, (2) income from restaurant operations, (3) income from restaurant operations less general and administrative expenses and opening expenses, and (4) earnings per share.  Depending upon performance, Mr. Wagenheim’s cash incentive compensation for 2005 would range from $0 for performance that achieved less than 95% of target performance on all measures, to $90,000 for performance that achieved 100% of target performance on all measures, to $125,550 for performance that achieved 105% or more of target performance on all measures.  Mr. Wagenheim’s performance will be assessed pursuant to the foregoing measures on a quarterly basis.  Half of any incentive cash compensation earned will be paid quarterly and the remaining half of any incentive cash compensation will be paid at year end, following a performance versus plan reconciliation.  Incentive cash compensation for 2006 and 2007 will be reviewed by the Committee at a later date as annual business plans are approved by the Board of Directors.

The Committee also authorized the issuance of a non-qualified stock option for the purchase of 150,000 shares of common stock to Mr. Wagenheim pursuant to the terms of our 2002 Equity Incentive Plan.  The options vests to the extent of 75,000 shares upon grant, 50,000 shares upon the second anniversary of the date of grant, and 25,000 shares upon the third anniversary of the date of grant.  The option is exercisable at $4.31 per share, which was the closing price of our common stock on Nasdaq on March 15, 2005.  The option expires on March 15, 2015.  The Committee will consider stock option awards for 2006 and 2007 at a later date.  The form of option agreement appears as Exhibit 10.4 to this report.

The foregoing compensation arrangement will be documented in the form of a new employment agreement with Mr. Wagenheim.  In addition to the terms set forth above, we expect such agreement to contain provisions regarding non-competition and severance substantially similar to those contained in his current employment agreement.  Upon preparation and execution of a written employment agreement formalizing the above-referenced arrangement, we will amend this report to file such agreement as an exhibit.

Non-Employee Director Compensation

On March 15, 2005, the Compensation Committee of the Board of Directors authorized a compensation arrangement with non-employee directors.  Such arrangement addresses (1) annual retainer, (2) board meeting fees, (3) committee meeting fees, and (4) stock option awards.  Pursuant to the arrangement, we estimate annual cash compensation for each non-employee director to be $9,250, based on attending four board meetings, one annual meeting of shareholders and three committee meetings.

Non-employee directors will receive (1) an annual retainer of $6,000, paid quarterly on the first day of each quarter, (2) $500 per meeting for attending board meetings and the annual meeting of shareholders (or $250 per meeting for attendance telephonically), and (3) $250 per meeting for attending committee meetings (whether in person or telephonically).  Non-employee directors will continue to receive automatic awards of stock options for the purchase of 15,000 shares of common stock per year under the 1997 Director Stock Option Plan.  The Committee also recommended that the company take steps to secure insurance in the form of a directors’ and officers’ insurance policy to mitigate the risks related to providing services to our company.

Stock Option Agreements

From time to time, the Compensation Committee of the Board of Directors has granted awards under various benefit plans to directors and employees, including “named executive officers” as such term is defined by Item 402(a)(3) of Regulation S-K.  In particular, this Committee has issued awards of the following types under the following benefit plans:

Benefit Plan	Type of Award

1997 Stock Option Plan	Non-qualified Stock Option Agreement
1997 Stock Option Plan	Stock Option Agreement
1997 Director Stock Option Plan	Stock Option Agreement
2002 Equity Incentive Plan	Non-qualified Stock Option Agreement
2002 Equity Incentive Plan	Incentive Stock Option Agreement

The forms of the foregoing agreements, which appear as Exhibit 10.1 to Exhibit 10.5 to this report, are incorporated by reference in response to this Item 1.01.  Although the amount of each award varies, each award recipient receives substantially the same form of agreement.

Specific Equity Awards

As noted above, the Committee awarded a non-qualified stock option for the purchase of 150,000 shares to Steven J. Wagenheim, our President and Chief Executive Officer, on March 15, 2005 (the terms of which are set forth above).  On the same date, the Committee awarded non-qualified stock options to various other employees, including two other “named executive officers,” pursuant to the terms of our 2002 Equity Incentive Plan.  Timothy R. Cary, our Chief Operating Officer – Restaurant Operations, received a non-qualified stock option for the purchase of 50,000 shares of common stock and James J. Hughes, our Senior Vice President of Operations, received a non-qualified stock option for the purchase of 10,000 shares of common stock.  These options vest to the extent of one-third per year, commencing on the first anniversary of the date of grant.  These options are exercisable at $4.31 per share, which was the closing price of our common stock on Nasdaq on March 15, 2005.  These options expire on March 15, 2015.  The form of option agreement appears as Exhibit 10.4 to this report.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(c)           See “Index to Exhibits.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: March 21, 2005	By:	/s/ Monica A. Underwood
Monica A. Underwood
Interim Chief Financial Officer and Corporate Controller

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Non-qualified Stock Option Agreement under the Company’s 1997 Stock Option Plan.
10.2	Form of Stock Option Agreement under the Company’s 1997 Stock Option Plan.
10.3	Form of Stock Option Agreement under the Company’s 1997 Director Stock Option Plan.
10.4	Form of Non-qualified Stock Option Agreement under the Company’s 2002 Equity Incentive Plan.
10.5	Form of Incentive Stock Option Agreement under the Company’s 2002 Equity Incentive Plan.